Exhibit 99.3

The Howard Hughes Corporation to Redeem its 5.375% Senior Notes due 2028

THE WOODLANDS, Texas, February 4, 2026 – Howard Hughes Holdings Inc. (NYSE: HHH) (“Howard Hughes,” “HHH,” or the “Company”) today announced that its wholly owned subsidiary, The Howard Hughes Corporation (“HHC”), has given notice of its intention to redeem all of HHC’s outstanding 5.375% Senior Notes due 2028 (the “Notes”) on February 19, 2026 (the “redemption date”).

The aggregate principal amount outstanding of the Notes is $750,000,000. The redemption price for the Notes will be equal to 100.896% of the principal amount thereof, plus accrued and unpaid interest on the Notes to, but excluding, the redemption date, for a total payment to holders of $1,011.6475 per $1,000 principal amount of Notes.

HHC intends to fund the redemption of the Notes with proceeds from its previously announced offering of senior notes due 2032 and senior notes due 2034 (the “New Notes Offering”). HHC’s obligation to redeem the Notes is subject to the completion of the closing of the New Notes Offering. On and after the redemption date, the Notes will no longer be deemed outstanding, interest will cease to accrue thereon, and all rights of the holders of the Notes will cease, except for the right to receive the redemption price.

Payment of the redemption price for the Notes will be made in accordance with the applicable procedures of The Depository Trust Company.

Computershare Trust Company, N.A. is the trustee, paying agent and registrar for the Notes.

This press release is for information purposes only and shall not constitute a notice of redemption. The redemption shall be made solely pursuant to the official notice of redemption required under the indenture governing the Notes, which notice shall be provided by the trustee on behalf of HHC. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, the Notes or any other securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Howard Hughes Holdings Inc.

Howard Hughes Holdings Inc. (HHH) is a holding company focused on growing long-term shareholder value. Through its real estate platform, Howard Hughes Communities, HHH owns, manages, and develops commercial, residential, and mixed-use real estate throughout the U.S. Its award-winning assets include the country’s preeminent portfolio of master planned communities, as well as operating properties and development opportunities including The Woodlands®, Bridgeland® and The Woodlands Hills® in Greater Houston; Summerlin® in Las Vegas; Teravalis™ in Greater Phoenix; Ward Village® in Honolulu; and Merriweather District in Columbia, Maryland. Howard Hughes Holdings Inc. is traded on the New York Stock Exchange as HHH. For additional information visit www.howardhughes.com.

Safe Harbor Statement

Statements made in this press release that are not historical facts, including statements accompanied by words such as “will,” “believe,” “expect,” “enables,” “realize,” “plan,” “intend,” “assume,” “transform” and other words of similar expression, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s expectations, estimates, assumptions, and projections as of the date of this release and are not guarantees of future performance. Actual results may differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ materially are set forth as risk factors in Howard Hughes Holdings Inc.’s filings with the Securities and Exchange Commission, including its Quarterly and Annual Reports. Howard Hughes Holdings Inc. cautions you not to place undue reliance on the forward-looking statements contained in this release. Howard Hughes Holdings Inc. does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.

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Media Relations:

Cristina Carlson

Howard Hughes

cristina.carlson@howardhughes.com

646-822-6910

Francis McGill

Pershing Square

McGill@persq.com

212-909-2455

Investor Relations:

investorrelations@howardhughes.com

281-929-7700